UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010 (November 15, 2010)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dividend Declaration

On November 15, 2010, the Board of Directors of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) declared a dividend for the three-month period ending December 31, 2010. The dividend will be calculated based on shareholders of record each day during this three-month period at a rate of $0.0019178 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00. The dividend will be paid in cash in January 2011 to shareholders of record as of December 31, 2010.  The shareholders have an option to elect the receipt of shares under our Distributions Reinvestment Program.

The amount of distributions to be distributed to our stockholders in the future will be determined by our Board of Directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code.

Everson Pointe

On December 17, 2010, the Company, through LVP Everson Pointe LLC, a wholly owned subsidiary of Lightstone Value Plus REIT LP, the Company’s operating partnership (the “Operating Partnership”), acquired Everson Pointe (the “Property”) from a third-party, Edens Everson, LLC, for aggregate consideration of approximately $8.8 million, excluding acquisition fees and expenses.  The Property is a grocery store-anchored retail property located in Snellville, GA (part of the Atlanta MSA) consisting of 81,428 square feet.  The acquisition of the Property was funded from cash and proceeds from a $5.0 million non-recourse mortgage loan (the “Loan”) provided by State Bank & Trust Company (the “Lender”).

The Loan has a term of 5 years, bears interest at a floating rate of Prime plus 1.00%, subject to a 5.85% floor, and requires monthly interest-only payments for the first year.  Thereafter, the Loan will require monthly principal payments of $12,277 plus accrued interest through its stated maturity.  The Loan will mature on December 17, 2020, at which time a balloon payment of approximately $4.4 million will be due to the Lender, assuming no principal prepayments.  The Loan is secured by the Property and the Company has provided a guaranty to the Lender for non-recourse carve-outs.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: December 22, 2010	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer